TRUST AGREEMENT


                  This Agreement made as of this 12th day of May, 1999, by and between Designs, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company (the "Trustee");

                  WHEREAS, the Company has entered into the agreements listed in Appendix A hereto (collectively, the "Executive Agreements") with certain of its employees (the "Executives"); and

                  WHEREAS, the Company has incurred or expects to incur liability under the terms of such Executive Agreements with respect to the individuals party to such Executive Agreements (the "Executives"); and

                  WHEREAS, in order to encourage the Executives to remain in the employ of the Company, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust, subject to the terms hereof, assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, for payment to the Executives and their beneficiaries in such manner and at such times as specified in the Executive Agreements; and

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of certain of the Executive Agreements as unfunded arrangements maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

                  WHEREAS, subject to the terms hereof, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Executive Agreements;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                  Section 1.  Establishment Of Trust

                  (a) The Company hereby deposits with the Trustee in trust the sum of $2,300,000, which is available for the account of the Trustee and which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                  (b) The Trust hereby established is revocable by the Company; provided, however, that it shall be irrevocable (i) for a period of six months commencing on the date hereof and (ii) subject to Section 4 hereof, for a period of twenty-eight months following a Change in Control, as defined herein; and further provided, however, that in the event a claim is pending (pursuant to Section 2(b) hereof) upon the expiration of any such period of irrevocability, the Trust shall remain irrevocable as to the amount of the Trust assets subject to such claim, until such time as such claim is resolved (as determined by the Trustee in its sole and absolute discretion). At any time prior to a Change in Control, the Company may extend any period of irrevocability and may designate additional periods of irrevocability, by notice to the Trustee.

                  (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purpose of the Executives and general creditors as herein set forth. The Executives and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Executive Agreements and this Trust Agreement shall be mere unsecured contractual rights of the Executives and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein, provided, however, that as long as the June 4, 1998 Loan and Security Agreement between the Company, the Lenders party thereto and BankBoston Retail Finance Inc., as Agent (the "Agent") for the Lenders (as amended and in effect from time to time the "Loan Agreement") has not been terminated and all Liabilities (as therein defined) have not been repaid in full, the claims of the Agent in and to the assets of the Trust shall be prior and superior to the right of any other of the Company's creditors and in the event of Insolvency the Trustee shall distribute such assets as the Agent may from time to time direct. Upon the satisfaction of the Company's obligations under the Loan Agreement, the provisions of this Trust referring to the Lenders, the Agent or the Loan Agreement shall be of no further effect.

                  (e) The Company shall make contributions to the Trust (i) at least annually prior to a Change in Control (as defined herein), in an amount the Company deems necessary to pay all benefits which could become payable under the Executive Agreements and (ii) for the twenty-eight-month period following a Change in Control, at three-month intervals following the date of such Change in Control, in such additional amounts as may be necessary, in the determination of the Trustee based upon the most recent Payment Schedule (as defined in Section 2(a) hereof), to make payment of all amounts which may become payable under the Executive Agreements, together with a reserve for the Trustee for the payment of any fees and expenses. After a Change in Control, the Trustee may compel any contribution that is required under the Trust.

                  Section 2. Payments to Executives and Their Beneficiaries; Claims Procedure.

                  (a) The Company is delivering to the Trustee on the date hereof and shall update prior to a Change in Control on an annual basis (or more frequently in the Company's discretion) a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Executive (and his or her beneficiaries) under the Executive Agreements, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid and the time of commencement for payment of such amounts (all as provided for or available under the Executive Agreements). Except as otherwise provided herein, the Trustee shall make payments to the Executives and their beneficiaries in accordance with the most recent Payment Schedule delivered to the Trustee prior to a Change in Control. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Executive Agreements and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

                  (b) Payments will be made to the Executives pursuant to the Payment Schedule without the necessity of a formal claim. In addition, Executives (or an Executive's beneficiary) may make a claim for payment from the Trust in writing to the Trustee at the following address, including any supporting documentation which the Trustee may reasonably require to assess the validity of such claim:

                           State Street Bank and Trust Company
                           Trust & Investments
                           Two International Place
                           Floor 21
                           Boston, Massachusetts  02110

The entitlement of an Executive or his or her beneficiaries to benefits under the Executive Agreements shall be determined under the Executive Agreements, and any claim for such benefits shall be considered and reviewed under the procedures, if any, set out in the Executive Agreements.

                  (c) The Company may make payment of benefits directly to the Executives or their beneficiaries as they become due under the terms of the Executive Agreements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Executives or their beneficiaries and shall provide evidence of such payments to the Trustee. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Executive Agreements, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient and the Company shall, if necessary, make additional contributions to the Trust as described in Section 1(e) hereof.

                  Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When the Company Is Insolvent.

                  (a) The Trustee shall cease payment of benefits to the Executives and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or, (iii) the Agent accelerates the time for payment of the Liabilities and/or commences the enforcement of any of its rights and remedies upon default under the Loan Agreement, provided, however, that the Company shall not be considered Insolvent pursuant to this clause (iii) unless (1) the Agent has exercised its rights to proceed against the Collateral (as defined in the Loan Agreement) and (2) the amount realized pursuant to such proceeding is not sufficient to pay all amounts due from the Company under the Loan Agreement.

                  (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                           (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall, in its sole discretion, determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executives or their beneficiaries provided, however, that in the event that the Agent notifies the Trustee in writing that the Company has become Insolvent (as defined in Section 3(a)(iii) above), the Trustee shall deliver all of the Trust's assets to the Agent, as the Agent may direct (without further authorization or consent of the Company), and shall not make any further payments to the Executives or their beneficiaries.

                           (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                           (3) If at any time the Trustee has determined that the Company is Insolvent or if the Trustee is notified by the Agent that the Agent has commenced a proceeding against the Collateral, the Trustee shall discontinue payments to Executives or their beneficiaries and shall hold the assets of the Trust first for the benefit of the Agent as provided herein and thereafter for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executives or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Executive Agreements or otherwise.

                           (4) The Trustee shall resume the payment of benefits to the Executives or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that (i) the Company is not Insolvent (or is no longer Insolvent) or (ii) in the case of a proceeding against the Collateral by the Agent, either (a) the Agent is no longer making a claim against the Collateral or (b) all amounts due from the Company under the Loan Agreement have been paid or otherwise satisfied.

                  (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executives or their beneficiaries under the terms of the Executive Agreements for the period of such discontinuance, less the aggregate amount of any payments made to the Executives or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, plus interest on such unpaid amount, determined for the period commencing on the date such amount should have been paid and ending on the date of such payment, at an annual rate equal to the prime rate (as in effect from time to time at BankBoston Corporation).

                  Section 4.  Payments to the Company.

                  (a) Except as provided in this Section 4 hereof, while the Trust is irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the assets of the Trust before (a) all payments of benefits have been made to the Executives and their beneficiaries pursuant to the terms of the Executive Agreements and (b) all expenses of the Trust have been paid.

                  (b) At such time, if any, which follows the six-month anniversary of the date hereof and is prior to a Change in Control, the Company shall have the right or power to direct the Trustee to return to the Company any of the assets of the Trust. If the Company directs the Trustee to return to the Company any of the assets of the Trust, the Trustee shall distribute such assets to the Agent, or as the Agent may otherwise direct, without further authorization or consent of the Company.

                  (c) Notwithstanding anything to the contrary contained herein, at any time following the establishment of this Trust, including any periods during which the Trust would otherwise be irrevocable, an Executive may present to the Trustee, in a form reasonably acceptable to the Trustee, a complete and unconditional waiver (a "Waiver") of his or her rights under one or more Executive Agreements. Following delivery of a Waiver to the Trustee, the Company shall have the right to direct the Trustee to return to the Company or to divert to others any assets of the Trust attributable to the Executive Agreements with respect to which a Waiver has been executed. For purposes of this Section 4(c), the amounts attributable to each Employee Agreement are those set forth in the then applicable Payment Schedule.

                  Section 5.  Investment Authority.

                  (a) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Executives.

                  (b) The Trustee shall not be liable in discharging its duties hereunder if it acts for the exclusive benefit of the Executives and their beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

                  (c) Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change in Control, the Trustee shall have the power in investing and reinvesting the assets of the Trust in its sole discretion:

                           (1) To invest and reinvest in certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and United States Treasury instruments;

                           (2) To commingle for investment purposes all or any portion of the assets of the Trust with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation of its employees and/or directors;

                           (3) To retain any property at any time received by the Trustee;

                           (4) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

                           (5) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

                           (6) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposited;

                           (7) To extend the time of payment of any obligation held by it;

                           (8) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

                           (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

                           (10) For the purposes of the Trust, to borrow money from a bank, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property (including but not limited to any insurance policies) held by it;

                           (11) To employ and rely upon suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the assets of the Trust to the extent not paid by the Company;

                           (12) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust;

                           (13) To settle, compromise or submit to arbitration any claims (other than claims for benefits under the Executive Agreements), debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

                           (14) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or are purchased by the Trustee;

                           (15) To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein; and

                           (16) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the assets of the Trust.

                  Section 6.  Disposition of Income.

                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                  Section 7.  Accounting by Trustee.

                  The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within ninety days following the close of each calendar year and within thirty days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and the Agent a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                  Section 8.  Responsibility of Trustee.

                  (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Executive Agreements or this Trust and is given in writing by the Company. Following a Change in Control, the Trustee may rely on a certificate or documentation provided by an Executive regarding entitlement to benefits under the Executive Agreements. In the event of a dispute between the Company and an Executive as to any other matter, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

                  (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally prior to a Change in Control) with respect to any of its duties or obligations hereunder.

                  (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals and rely on advice given by such professionals to assist it in performing any of its duties or obligations hereunder.

                  (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                  Section 9.  Compensation and Expenses of Trustee.

                  The Company shall pay the Trustee's administrative fees and expenses (including, without limitation, any attorney's fees incurred by the Trustee). If such payments are not made within a reasonable time, the Trustee may charge the Trust for such fees and expenses.

                  Section 10.  Resignation and Removal of Trustee.

                  (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty days after receipt of such notice unless the Company and the Trustee agree otherwise.

                  (b) The Trustee may be removed by the Company on sixty days notice or upon shorter notice accepted by the Trustee; provided, however, that on and after the occurrence of a Change in Control, as defined herein, the Trustee may only be removed with the approval of all of the Executives (or their beneficiaries, as applicable).

                  (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed as soon as practicable, but in any event within sixty days after receipt of notice of resignation, removal or transfer.

                  (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                  Section 11.  Appointment of Successor.

                  (a) If the Trustee resigns or is removed in accordance with
Section 10 hereof, the Company may appoint, subject to Section 11(b) below, any third party bank with a market capitalization exceeding $1,000,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                  (b) If the Trustee resigns after a Change in Control, as defined herein, the appointment by the Company of a successor Trustee in accordance with Section 11(a) above shall be subject to the approval of all of the Executives.

                  (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing assets of the Trust, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                  Section 12.  Amendment or Termination.

                  (a) This Trust Agreement (including Appendix A hereto) may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, (i) no such amendment shall conflict with the terms of the Executive Agreements or shall amend or make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof other than with the approval of all of the Executives and (ii) Appendix A may not be amended following a Change in Control. The Trust may not be amended so as to in any way adversely affect the rights of the Agent without the Agent's written consent.

                  (b) The Trust shall not terminate until the date on which the Executives and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Executive Agreements and all expenses of the Trust have been paid unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company; provided that upon any such termination, the Trustee shall distribute the assets of its Trustee to the Agent, or as the Agent may otherwise direct, without further authorization or consent of the Company.

                  (c) Notwithstanding anything contained herein to the contrary, no provision of this Trust Agreement may be amended by the Company in any manner adverse to the Executives and beneficiaries following a Change in Control, as defined herein.

                  Section 13.  Miscellaneous.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to the Executives and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (d) For purposes of this Trust, a "Change in Control" shall be deemed to have occurred if (i) the Company shall enter into a definitive agreement providing for (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or
(iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding common stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) either (x) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or (y) the Company shall at any time enter into a definitive agreement pursuant to which individuals who on the date of such agreement constitute the entire Board of Directors of the Company will cease to constitute a majority thereof. Notwithstanding anything to the contrary contained in this Section 13, a "Change in Control" shall not be deemed to have occurred by virtue of any sale, lease, exchange, transfer or other disposition of all or substantially of the assets of the Company by the Agent pursuant to its rights under the Loan Agreement.

                  Section 14.  Effective Date.

                  The effective date of this Trust Agreement shall be May 12, 1999.

                  IN WITNESS WHEREOF, this instrument has been executed under seal as of the day and year first above written.


                                    DESIGNS, INC.



                                    By:  /s/   James G. Groniger

                                    Name:      James G. Groniger

                                    Title:     Board of Directors


                                    STATE STREET BANK AND TRUST COMPANY



                                    By:/s/  Peter H. Talbot

                                    Name:     Peter H. Talbot

                                    Title:    Vice President


                                   APPENDIX A


1. Employment Agreement, dated as October 16, 1995 between Designs, Inc. and Joel H. Reichman.

2. Employment Agreement, dated as October 16, 1995 between Designs, Inc. and Scott N. Semel.

3. Employment Agreement, dated as May 9, 1997 between Designs, Inc. and Carolyn Faulkner.

4. Indemnification Agreement, effective as of December 10, 1998 between Designs, Inc. and Joel H. Reichman.

5. Indemnification Agreement, effective as of December 10, 1998 between Designs, Inc. and Scott N. Semel.

6. Indemnification Agreement, effective as of December 10, 1998 between Designs, Inc. and Carolyn Faulkner.

7. Obligations to any Executive pursuant to Section 10 of the By-laws of Designs, Inc.